                                                                    EXHIBIT 23.1

                                 PUBLICARD, INC.
                            AND SUBSIDIARY COMPANIES

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K into the Company's previously filed Registration Statements on Form S-3 File Nos. 33-9344, 333-80447, 333-87579, 333-89917,
333-33788 and 333-53204 and Registration Statements on Form S-8 File Nos. 33-88876, 333-72411, 333-74169, 333-43466 and 333-43468.



                            /s/Arthur Andersen LLP


Stamford, Connecticut
March 29, 2001